UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 14, 2009

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

601B Tower 1, Cheung Sha Wan Plaza 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 14, 2009, the management and Board of Directors of Asia Global Holding Corporation (the “Company”) concluded that the Company’s previously issued financial statements as of and for the three months and nine months ended September 30, 2008, as included in the Quarterly Report on Form 10-Q filed with the Commission on November 19, 2008 (the “September 30, 2008 Form 10-Q”) should no longer be relied upon because of errors in such financial statements.  As a result of these errors, the Company will restate the financial statements described above to correct its accounting for revenue recognition (“the Restatements”).

During the first three quarters of the year the Company saw a very strong growth in Media and Advertising sales from our Sino Trade subsidiary.  However near the end of 2008 and beginning of 2009 Sino Trade began feeling the effects of the global financial turndown. Sino Trade focuses exclusively on selling business-to-business advertising to small manufactures in China. The financial meltdown during the fourth quarter of 2008 harshly impacted Sino Trade’s core client base of small and medium sized manufacturers located in China who engage in manufacturing and exporting products to the United States. This segment of manufacturers in China simultaneously experienced severe cut-backs on bank facilities and a severe drop in export demand. The segment saw numerous factory closings and cutbacks at the end of year 2008, particularly in Southern China – the location of much of Sino Trade’s key client base. The adverse financial effect on the core customer group was far worse than Sino Trade originally anticipated. The full effect was not fully realized until the first quarter of 2009 when it became more apparent to Sino Trade management that many of its customers may not recover from the recent global financial crisis soon if at all. As a result, this adverse impact on the Sino Trade core customer base cast doubt on a considerable portion of sales the Company recorded in the three-month period ended September 30, 2008 as management cannot be certain of when or what portion of Sino Trade’s account receivables can be fully collected.

The Company anticipates that the Restatements would reduce net sales and reduce gross profit and would also affect net income and net loss for the period presented.  The Company also expects filing amendments to its Forms 10-Q for the affected quarterly period to reflect the corrections to its quarterly consolidated financial statements in the near future.  The Company’s annual report on Form 10-K for fiscal 2008 will reflect these adjustments and contain additional information regarding this matter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: April 14, 2009	By:	/s/ John Leper
John Leper, Chief Executive Officer and Interim Chief Financial Officer